Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

CONTACT:	7720 N. Dobson Road
Kara Stancell (media)	Scottsdale, AZ 85256
Sean Andrews (investors)	(602) 808-8800
(480) 291-5854	www.Medicis.com
MEDICIS REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS
SCOTTSDALE, Ariz.—August 5, 2010—Medicis (NYSE:MRX) today announced revenues of approximately $174.0 million for the three months ended June 30, 2010, compared to revenues of approximately $141.2 million for the three months ended June 30, 2009, which represents an increase of approximately $32.8 million, or approximately 23.2%. This increase is due primarily to the strength of SOLODYN®, ZIANA® and the aesthetic franchises including RESTYLANE® and DYSPORT®, partially offset by decreased sales of LOPROX® due to generic competition.
Generally accepted accounting principles (GAAP) diluted earnings per share (EPS, defined below) for the three months ended June 30, 2010, was $0.56, compared to GAAP diluted EPS of $0.25 for the three months ended June 30, 2009. The Company recorded no special charges for the three months ended June 30, 2010. As a result, non-GAAP (defined below) diluted EPS for the three months ended June 30, 2010, was also $0.56, compared to non-GAAP diluted EPS of $0.39 for the three months ended June 30, 2009, which represents an increase of $0.17 per diluted share, or approximately 42.6% (see “Unaudited Reconciliation of Non-GAAP Adjustments” in the financial tables of this press release).
The Company’s achievement of approximately $174.0 million in revenues and diluted EPS of $0.56 compares favorably to the Company’s published guidance of $165-$170 million in revenues and $0.45-$0.49 in diluted EPS for the three months ended June 30, 2010.
“We are pleased to announce a very solid second quarter,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “We continue to achieve significant milestones with SOLODYN, most recently, an important Notice of Allowance from the U.S. Patent and Trademark Office. We are encouraged by the overwhelming response to the DYSPORT Challenge with over 100,000 patients participating, and the strong acceptance of the brand by physicians. During the second half of 2010, we continue great focus on achieving growth of existing Medicis brands, bringing new products to market, and further expanding our research and development (R&D) initiatives.”
GAAP net income for the three months ended June 30, 2010, was approximately $36.5 million, compared to GAAP net income of approximately $15.6 million for the three months ended June 30, 2009. The Company recorded no special charges for the three months ended June 30, 2010. As a result, non-GAAP net income for the three months ended June 30, 2010, was also $36.5 million, compared to non-GAAP net income of approximately $24.9 million for the three months ended June 30, 2009, which represents an increase of approximately $11.6 million, or approximately 46.9%. Non-GAAP net income for the three months ended June 30, 2009, excluded charges totaling approximately $9.3 million, consisting of a $3.0 million charge (pre-tax) for an upfront research and development payment to a Medicis partner, a $2.2 million (pre-tax) net gain on the sale of Medicis Pediatrics to BioMarin Pharmaceutical, Inc. and income tax charges of $8.5 million (net) related to these transactions.
Acne Products
Medicis recorded revenues of approximately $124.8 million from sales of its acne products for the three months ended June 30, 2010, compared to revenues of approximately $94.2 million for the three months ended June 30, 2009, which represents an increase of approximately $30.6 million, or approximately 32.5%. This increase is due primarily to the strong demand for SOLODYN, TRIAZ® and ZIANA, which resulted in increased sales during the quarter. The Medicis Acne Products category includes primarily SOLODYN, TRIAZ and ZIANA.
Non-Acne Products
Medicis recorded revenues of approximately $41.0 million associated with its non-acne products for the three months ended June 30, 2010, compared to revenues of approximately $37.1 million for the three months ended June 30, 2009, which represents an increase of approximately $3.9 million, or approximately 10.6%. This increase is due primarily to increased sales of DYSPORT, VANOS® and the RESTYLANE franchise, offset by a significant decrease in sales of LOPROX due to generic competition and sales reserves associated with the popular DYSPORT Challenge promotional campaign. The Medicis Non-Acne Products category includes primarily DYSPORT, PERLANE®, RESTYLANE and VANOS.
Other Non-Dermatological Products
Medicis recorded revenues of approximately $8.3 million associated with its other non-dermatological products for the three months ended June 30, 2010, compared to revenues of approximately $10.0 million for the three months ended June 30, 2009, which represents a decrease of approximately $1.7 million, or approximately 17.0%. This decrease is due primarily to reductions in sales of BUPHENYL® and contract revenue. The Medicis Other Non-Dermatological Products category includes primarily AMMONUL®, BUPHENYL, LIPOSONIX™1 and contract revenue.
Other Income Statement Items
Gross profit margin for the three months ended June 30, 2010, was approximately 90.5% of revenues, compared to approximately 90.7% of revenues for the three months ended June 30, 2009.
Selling, general and administrative (SG&A) expense for the three months ended June 30, 2010, was approximately $80.9 million, or approximately 46.5% of revenues, compared to approximately $71.7 million, or approximately 50.7% of revenues, for the three months ended June 30, 2009. This increase in SG&A expense, which represents a decrease in SG&A expense as a percentage of revenues, is due primarily to variable costs associated with the approximately 23.2% increase in revenues for the three months ended June 30, 2010.
R&D expense for the three months ended June 30, 2010, was $10.5 million, compared to approximately $12.1 million for the three months ended June 30, 2009. R&D expense for the three months ended June 30, 2009, included a $3.0 million upfront payment to a Medicis partner.
Cash Flow
The Company’s cash flow from operations was approximately $21.2 million for the three months ended June 30, 2010, compared to cash flow from operations of approximately $5.6 million for the three months ended June 30, 2009, which represents an increase of approximately $15.6 million. This increase in cash flow resulted primarily from the Company’s strong net profitability and changes in working capital.
2010 Guidance
Based upon information available currently to the Company’s management, the Company’s financial guidance for the remainder of 2010 is as follows:
Calendar 2010

(in millions, except per share amounts)

	First	Second	Third	Fourth	Calendar
	Quarter	Quarter	Quarter	Quarter	Year-End
	(3/31/10)	(6/30/10)	(9/30/10)	(12/31/10)	2010
	Actual	Actual	Estimated	Estimated	Estimated
Revenue	$166.5	$174.0	$175-$180	$180-$185	$695-$705

Non-GAAP diluted earnings per share objectives	$0.54	$0.56	$0.54-$0.58	$0.57-$0.62	$2.21-$2.30
Additional 2010 Guidance Considerations
•	Revenue and non-GAAP diluted earnings per share objectives include certain assumptions associated with the July 2010 launch of a generic version of SOLODYN which was not authorized by Medicis;

•	gross profit margins of approximately 89-91% of revenues;

•	SG&A expenses of approximately 46-48% of revenues;

•	R&D expenses of approximately 7-8% of revenues;

•	depreciation and amortization of approximately $28-$30 million for the year;

•	effective tax rate of approximately 38-39%; and

•	fully diluted weighted average shares outstanding of approximately 63-65 million shares.

The above guidance does not take into account the following:

•	potential special charges associated with R&D milestones or contract payments;

•	potential additional recognized losses on our auction rate securities investments;

•	potential recognized losses resulting from impairments on our intangible assets;

•	the impact of accounting for new collaborative arrangements with Medicis partners;

•	the financial impact of changes in accounting or governmental pronouncements;

•	charges related to the accounting for our investment in Revance or Hyperion;

•	material changes to the financial reserve assumptions associated with the July 2010 launch of a generic version of SOLODYN which was not authorized by Medicis;

•	the timing of additional SOLODYN patent allowances, if any;

•	uncertainty relating to the reduction of the average selling price for covered products as a result of future consumer rebate programs intended to stimulate demand for covered products;

•	the impact of the U.S. economy on the Company’s aesthetic and therapeutic franchises; and

•	significant changes in assumptions and estimates used for calculating various sales reserves.
At the time of this disclosure, Medicis believes these objectives are attainable based upon information currently available to the Company’s management.
Diluted Earnings Per Share
Diluted earnings per share amounts are calculated using the “if-converted” method of accounting regardless of whether the Company’s outstanding convertible bonds meet the criteria for conversion and regardless of whether the bondholders actually convert their bonds into shares.
Use of Non-GAAP Financial Information
The Company has disclosed non-GAAP financial information in this press release to provide meaningful supplemental information regarding its operational performance and to enhance its investors’ overall understanding of its core financial performance. Management measures the Company’s performance using non-GAAP financial measures such as those that are disclosed in this press release. This information facilitates management’s internal comparisons to the Company’s historical core operating results and competitors’ core operating results, and is a basis for financial decision making. Management believes that Medicis’ investors benefit from seeing the Company’s results on the same basis as management, in addition to the GAAP presentation. In our view, the non-GAAP financial measures are informative to investors, allowing them to focus on the ongoing operations and core results of Medicis’ business. Historically, Medicis has reported similar non-GAAP information to its investors and believes that the inclusion of comparative numbers provides consistency in the Company’s financial disclosures. This information is not in accordance with, or an alternative for, information prepared using GAAP. Non-GAAP net income excludes certain items, such as R&D charges which result from payments made to Medicis partners, transaction costs, the impairment of long-lived assets, gains resulting from the sale of subsidiaries, charges related to the accounting for our investment in Revance and litigation reserves. These items may have a material effect on the Company’s net income and diluted net income per common share calculated in accordance with GAAP. The Company excludes such charges and the related tax benefits when analyzing its financial results as the items are distinguishable events. Management believes that, by viewing the Company’s results of operations excluding these charges, investors are given an indication of the ongoing results of the Company’s operations.

About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.
The Company’s products include the brands DYSPORT® (abobotulinumtoxinA) 300 Units for Injection, PERLANE® Injectable Gel, PERLANE-L™ Injectable Gel with 0.3% Lidocaine, RESTYLANE® Injectable Gel, RESTYLANE-L™ Injectable Gel with 0.3% Lidocaine, DYNACIN® (minocycline HCl Tablets, USP), LOPROX® (ciclopirox) Gel 0.77% and Shampoo 1%, PLEXION® (sodium sulfacetamide 10% and sulfur 5%) Cleanser, Cleansing Cloths and Cream, SOLODYN® (minocycline HCl, USP) Extended Release Tablets, TRIAZ® (benzoyl peroxide) 3%, 6% and 9% Cleansers, Pads and Foaming Cloths, VANOS® (fluocinonide) Cream 0.1%, ZIANA® (clindamycin phosphate 1.2% and tretinoin 0.025%) Gel, AMMONUL® (sodium phenylacetate and sodium benzoate) Injection 10%/10%, BUPHENYL® (sodium phenylbutyrate) Tablets and Powder, the LIPOSONIX™ system1 and the over-the-counter brand ESOTERICA®.
For more information about Medicis, please visit the Company’s website at www.Medicis.com. Printed copies of the Company’s complete audited financial statements are available free of charge upon request.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements, including:
•	the Company’s future prospects;

•	revenues, gross profit margin, expense, tax rate and earnings guidance;

•	information regarding business development activities and future regulatory approval of the Company’s products;

•	timing of FDA approval of the LIPOSONIX system[1], if at all;

•	the commercial success of the Company’s products;

•	the patentability of certain intellectual property;

•	the potential for generic competition to SOLODYN and other Medicis products;

•	the future expansion of the aesthetics market; and

•	expectations relating to the Company’s product development pipeline.
These statements are based on certain assumptions made by the Company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. The Company’s business is subject to all risk factors outlined in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2009, and other documents we file with the Securities and Exchange Commission (SEC). At the time of this press release, the Company cannot, among other things, assess the likelihood, timing or forthcoming results of R&D projects, the risks associated with the FDA approval process and risks associated with significant competition within the Company’s industry, nor can the Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company’s primary brands, and any future competitive product approvals that may affect the Company’s brands, including the RESTYLANE franchise. The RESTYLANE franchise currently includes PERLANE, PERLANE-L, RESTYLANE and RESTYLANE-L.
Additionally, Medicis may acquire and/or license products or technologies from third parties to enter into new strategic markets. The Company periodically makes up-front, non-refundable payments to third parties for R&D work that has been completed and periodically makes additional non-refundable payments for the achievement of various milestones. There can be no certainty about the periods in which these potential payments could be made, nor if any payments such as these will be made at all. Any estimated future guidance does not include, among other things, the potential payments associated with any such transactions.
There are a number of additional important factors that could cause actual results to differ materially from those projected, including:
•	the anticipated size of the markets and demand for the Company’s products;

•	the availability of product supply or changes in the costs of raw materials;

•	the receipt of required regulatory approvals;

•	competitive developments affecting our products, such as the FDA approvals of Artefill®, Elevess™, Evolence®, Hydrelle™, Juvederm® Ultra, Juvederm® Ultra Plus, Juvederm® XC, Prevelle™ Silk, Radiesse® and Sculptra®, competitors to RESTYLANE and PERLANE, Veltin™, a competitor to ZIANA, and generic forms of our DYNACIN Tablets, LOPROX, PLEXION, SOLODYN, VANOS or TRIAZ products;

•	product liability claims;

•	the introduction of federal and/or state regulations relating to the Company’s business;

•	dependence on sales of key products;

•	changes in the treatment practices of physicians that currently prescribe the Company’s products, including prescription levels;

•	the uncertainty of future financial results and fluctuations in operating results, and the factors that may attribute to such fluctuations as set forth in our SEC filings;

•	dependence on the Company’s strategy (including the uncertainty of license payments and/or other payments due from third parties);

•	changes in reimbursement policies of health plans and other health insurers;

•	the timing and success of new product development by the Company or third parties;

•	the inability to secure patent protection from filed patent applications, inadequate protection of the Company’s intellectual property or challenges to the validity or enforceability of the Medicis proprietary rights;

•	the risks of pending and future litigation or government investigations; and

•	other risks described from time to time in the Company’s filings with the SEC.
Forward-looking statements represent the judgment of the Company’s management as of the date of this release and the Company disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any of the Company’s prescription products is available by contacting the Company. All trademarks are the property of their respective owners.

[1]	The LIPOSONIXTM system is not approved or cleared for sale in the U.S.

Medicis Pharmaceutical Corporation
Summary Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
Product revenues	$172,183	$138,695	$336,723	$235,294
Contract revenues	1,862	2,551	3,812	5,770

Total revenues	174,045	141,246	340,535	241,064

Cost of revenues	16,527	13,067	32,283	22,512

Gross profit	157,518	128,179	308,252	218,552

Operating expenses:
Selling, general and administrative	80,873	71,654	156,822	142,079
Research and development	10,511	12,072	20,675	25,347
Depreciation and amortization	7,239	7,945	14,292	15,077

Total operating expenses	98,623	91,671	191,789	182,503

Operating income	58,895	36,508	116,463	36,049

Interest expense (income), net	281	(1,100)	179	(2,533)

Other (income) expense, net	(2)	(2,243)	257	630

Income tax expense	22,117	24,258	44,158	22,031

Net income	$36,499	$15,593	$71,869	$15,921

Basic net income per common share	$0.61	$0.26	$1.19	$0.27

Diluted net income per common share	$0.56	$0.25	$1.10	$0.27

Shares used in basic net income per common share	58,271	57,088	58,161	56,911

Shares used in diluted net income per common share	64,395	63,008	64,294	62,838

Cash flow from operations	$21,243	$5,624	$59,140	$51,022

Medicis Pharmaceutical Corporation
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data)

	Three months ended		Three months ended
	June 30, 2010		June 30, 2009
	Dollar Value	EPS Impact	Dollar Value	EPS Impact
GAAP net income	$36,499		$15,593

Less: income allocated to participating securities	(1,206)		(526)

GAAP net income attributable to common shareholders	35,293	$0.61	15,067	$0.26

Less: net undistributed earnings allocated to unvested shareholders	(5)		(1)

Interest expense and associated bond offering costs (tax-effected)	666 {a}		666 {a}

GAAP “if-converted” net income and diluted EPS	35,954	$0.56	15,732	$0.25

Non-GAAP adjustments:

Research and development expenses related to our collaborations	—	—	3,000	$0.05

Gain related to the sale of Medicis Pediatrics, net of professional fees	—	—	(2,210)	$(0.03)

Income tax effects related to the above transactions	—	—	8,472	$0.13

Less: income allocated to participating securities and net undistributed earnings allocated to unvested shareholders related to the above transactions	—	—	(317)	$(0.01)

Non-GAAP “if-converted” net income and diluted EPS	$35,954	$0.56	$24,677	$0.39

Shares used in basic net income per common share		58,271		57,088

Shares used in diluted net income per common share		64,395		63,008

{a}	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes of $0.7 million are added back to GAAP net income for the three months ended June 30, 2010 and June 30, 2009.

Medicis Pharmaceutical Corporation
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data)

	Six months ended			Six months ended
	June 30, 2010			June 30, 2009
	Dollar Value		EPS Impact	Dollar Value		EPS Impact
GAAP net income	$71,869			$15,921

Less: income allocated to participating securities	(2,368)			(467)

GAAP net income attributable to common shareholders	69,501		$1.19	15,454		$0.27

Less: net undistributed earnings allocated to unvested shareholders	(11)			(1)

Interest expense and associated bond offering costs (tax-effected)	1,333	{a}		1,333	{a}

GAAP “if-converted” net income and diluted EPS	70,823		$1.10	16,786		$0.27

Non-GAAP adjustments:

Research and development expenses related to our collaborations	—		—	8,000		$0.13

Charge related to our investment in Revance	—		—	2,886		$0.05

Gain related to the sale of Medicis Pediatrics, net of professional fees	—		—	(2,210)		$(0.04)

Income tax effects related to the above transactions	—		—	5,292		$0.08

Less: income allocated to participating securities and net undistributed earnings allocated to unvested shareholders related to the above transactions	—		—	(424)		$(0.01)

Non-GAAP “if-converted” net income and diluted EPS	$70,823		$1.10	$30,330		$0.48

Shares used in basic net income per common share			58,161			56,911

Shares used in diluted net income per common share			64,294			62,838

{a}	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes of $1.3 million are added back to GAAP net income for the six months ended June 30, 2010 and June 30, 2009.

Medicis Pharmaceutical Corporation
Balance Sheets
(in thousands)

	June 30,	December 31,
	2010	2009
	(unaudited)
Assets
Cash, cash equivalents & short-term investments	$543,517	$528,280
Accounts receivable, net	136,899	95,222
Inventory, net	37,251	25,985
Deferred tax assets	67,261	66,321
Other current assets	20,418	16,525

Total current assets	805,346	732,333

Property & equipment, net	26,281	25,247
Intangible assets, net	309,527	321,122
Deferred tax assets	52,818	64,947
Long-term investments	60,996	25,524
Other assets	3,025	3,025

Total assets	$1,257,993	$1,172,198

Liabilities and stockholders’ equity
Total current liabilities	$316,764	$297,694
Contingent convertible senior notes 2.5%, due 2032	169,145	169,145
Contingent convertible senior notes 1.5%, due 2033	181	181
Other liabilities	7,961	9,919
Stockholders’ equity	763,942	695,259

Total liabilities and stockholders’ equity	$1,257,993	$1,172,198

Working capital	$488,582	$434,639

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